                                                                     EXHIBIT 4.8


                                     WARRANT


                                                                   Warrant No. 2


               THIS WARRANT AND THE WARRANT SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SO REGISTERED OR AN EXEMPTION THEREFROM IS AVAILABLE


                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                                CMG FUNDING CORP.







               THIS CERTIFIES THAT, for value received CONTITRADE SERVICES L.L.C., the holder of this Warrant or its registered successors and assigns (the "Holder"), is entitled to purchase from CMG Funding Corp., a Delaware corporation (the "Company"), at the purchase price of $1 the number of shares of common stock of the Company ("Common Stock"), that will equal, immediately after the exercise of this Warrant, the percentage of the total equity of the Company on a fully diluted basis equal to the product of (a) five percent (5%), and (b) the ratio of (i) the Aggregate Working Capital Advance Balance as of January 1, 1999 under the Standby and Working Capital Financing Agreement dated as of December 17, 1996 by and among CMG Funding Corp. and Continental Mortgage Group L.L.C. (now succeeded by CMG Funding Corp.) as Borrowers, ContiTrade Services L.L.C. as Lender and CMG Funding Securities Corp. as Residualholder, as amended (the "Standby Agreement"), together with all other unpaid interest or amounts due as of January 1, 1999, divided by (ii) $2,000,000.

               This Warrant No. 2 is issued in exchange for Warrant No. 1 previously issued to the Holder.

        SECTION 1. RESTRICTIONS ON EXERCISE OF WARRANT. The Holder may exercise this Warrant only in the event that the Company has failed to repay in full the working capital facility under the Standby Agreement, on or prior to January 1, 1999.

        SECTION 2. TERM OF WARRANT, RESTRICTIONS ON TRANSFER, EXERCISE OF
WARRANT.

        2.1. TERM OF WARRANT. Subject to the terms of this Warrant, the Holder shall have the right, at its option, which may be exercised in whole, or in part, at any time during the period commencing on January 2, 1999 and terminating January 1, 2009 (such period, the "Exercise Period"), to purchase from the Company the number of fully paid and nonassessable shares of the Common Stock of the Company which the Holder may at the time be entitled to purchase on exercise of this Warrant ("Warrant Shares"). After such time, this Warrant will be void. The Company shall notify the Holder in writing, not less than 30 days nor more than 60 days prior to the expiration of the Exercise Period, of the last date on which this Warrant is exercisable.

        2.2. RESTRICTIONS ON TRANSFER. This Warrant and the Warrant Shares are restricted securities as defined under the Securities Act of 1933, as amended (the "Act") and therefore are non-transferable except in compliance with applicable federal and state securities laws, including Rule 144 adopted under the Act. Unless Warrant Shares shall have been duly registered under the Act, certificates representing such shares shall bear a legend comparable to the legend on the first page of this Warrant regarding restrictions on transfer. Unless the transfer restrictions have been terminated pursuant to Section 9 hereof, the Holder agrees to give written notice to the Company before offering for sale, selling or otherwise disposing of any of the Warrant or the Warrant Shares, except when such offer, sale or other disposition is made pursuant to a registration statement then in effect under the Act. The notice shall describe briefly the manner of any proposed offer, sale or other disposition and shall be accompanied by a written opinion of counsel for the Holder, which counsel shall be a firm generally recognized as knowledgeable in the securities laws, to the effect that the proposed offer, sale or other disposition of such Warrant or Warrant Shares may be effected without registration under the Act.

            In addition the Holder shall not sell or transfer any of the Warrant or the Warrant Shares during any period occurring within 90 days after the effective date of a registration statement relating to a public offering of the Company's shares of Common Stock and in which public offering the Holder is participating.

        2.3. EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part upon surrender hereof to the Company at its principal office, together with the Notice of Exercise Form attached hereto as Exhibit A duly filled in and signed, and upon payment to the Company of the portion of the Warrant Price equal to the percentage of the Warrant Shares specified in the Notice of Exercise compared to the total amount of Warrant Shares to which this Warrant entitles the Holder to purchase.

             Subject to Section 2.2 and to Section 4 hereof, upon such surrender of this Warrant and payment of the Warrant Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of this Warrant, in whole or in part. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of this Warrant and payment of the portion of Warrant Price equal to the percentage of the Warrant Shares specified in the Notice of Exercise compared to the total amount of Warrant Shares to which this Warrant entitles the Holder to purchase.

               If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, deliver a new Warrant evidencing the rights of the Holder or its permitted designees to purchase the balance of the Warrant Shares which Holder is entitled to purchase hereunder.

               If, as of the last day of the Exercise Period, this Warrant has not been fully exercised, then as of such date this Warrant shall be automatically converted in full, in accordance with this Section 2.3, without any notice or action of the Holder, unless the Holder sends written notice to the contrary to the Company prior to the last day of the Exercise Period.

        SECTION 3. EXCHANGE OF WARRANT. Subject to Section 2.2 and Section 4 hereof, this Warrant may be exchanged for another Warrant or Warrants entitling the Holder, or any designated transferee or transferees of the Holder, to purchase up to the aggregate percentage of Warrant Shares as this Warrant then entitles such Holder to purchase. Any Holder desiring to exchange this Warrant shall make such request in writing delivered to the Company, and shall surrender this Warrant, properly endorsed. Thereupon the Company shall execute and deliver to the person entitled thereto a new Warrant or Warrants, as the case may be, as so requested.

        SECTION 4. PAYMENT OF TAXES. The issuance of Warrant Shares upon exercise of this Warrant shall be made without charge to the Holder for any issuance tax with respect thereto or any other cost incurred by the Company in connection with the exercise of this Warrant and the related issuance of Warrant Shares.

        SECTION 5. MUTILATED OR MISSING WARRANT. In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of this Warrant and indemnity (which may include a bond), if requested, also reasonably satisfactory the Company; provided, however, that for any Holder which is an affiliate of ContiTrade Services L.L.C., an affidavit of loss and written agreement of indemnity shall suffice for such evidence and indemnity.

        SECTION 6. CERTAIN COVENANTS.

        6.1. RESERVATION OF WARRANT SHARES. There have been reserved, and the Company shall at all times keep reserved, out of its authorized Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by this Warrant. The transfer agent, if any, for the Common Stock, and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase as set out in this Warrant, will be irrevocably authorized and directed at all times by the Company to reserve such number of authorized shares as shall be requisite for such purpose. The Company will keep a copy of this Warrant on file with any transfer agent for the Common Stock and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by this Warrant. Any transfer agent for the Common Stock and any successor transfer agent for the Common Stock is hereby irrevocably authorized to cause to be issued from time to time the share certificates required to honor this Warrant upon its exercise in accordance with the terms hereof.

        6.2. NO IMPAIRMENT. The Company shall not by any action including, without limitation, amending its Certificate of Incorporation, any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times take all such action as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not change the "stated value" of the Common Stock to par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly issue fully paid and nonassessable Common Stock upon the exercise of this Warrant and (c) obtain all authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

            Upon the request of the Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to the Holder, the continued validity of this Warrant and the Company's obligations hereunder.

            If at any time the Company shall issue any warrant with terms more favorable to the holder thereof than the terms of this Warrant are to the Holder, then the Company shall issue to the Holder a replacement warrant containing such new favorable terms, provided that the other terms of the replaced warrant shall not be changed in any manner which adversely affects the Holder.

        6.3. LISTING. If the Company shall list any of its Common Stock on any securities exchange or automated quotation system, it will, at its expense, list thereon, maintain and, when necessary, increase such listing of, all of its Common Stock issued or, to the extent permissible under the applicable securities exchange or quotation system rules, issuable upon the exercise of this Warrant so long as any of its Common Stock shall be so listed.

        6.4. STOCK TRANSFER RESTRICTIONS. During the term of this Warrant, the Company shall not, without the prior written consent of the Holder, issue, distribute, sell or transfer, or allow the issuance, distribution, sale or transfer by the Company or by any affiliate of the Company, including, without limitation, the controlling shareholders of the Company, the Company's capital stock or securities other than (a) the sale of the Company's Common Stock to the Holder occurring upon the exercise of the Warrant, (b) the sale of the Company's capital stock pursuant to a firm commitment public offering, (c) the transfer of the Company's capital stock for estate planning purposes or pursuant to a domestic relations settlement order, or (d) the transfer of the Company's Common

Stock pursuant to a buy/sell agreement solely among the Company's existing shareholders.

        SECTION 7. DISTRIBUTIONS ON STOCK. The Company shall not declare any dividends or redeem any capital stock without the prior written consent of the Holder.

        SECTION 8. PRESERVATION OF PURCHASE RIGHTS UPON RECLASSIFICATION, CONSOLIDATION, MERGER ETC. In case of any reclassification of the Common Stock into securities other than the Common Stock, or any consolidation of the Company with, or merger of the Company into, another person, or in case of any sale or conveyance to another person of the property of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing person, as the case may be, shall execute with the Holder an agreement such that the Holder at its option shall have the right thereafter, upon payment of the Warrant Price in effect immediately prior to such reclassification, consolidation, merger, sale or conveyance, upon exercise of this Warrant to receive either (A) cash in an amount equal to the fair market value of the Common Stock the Holder would have been entitled to receive had this Warrant been exercised immediately prior to the consummation of such event or (B) the kind and amount of shares and other securities and property which the Holder would have owned or have been entitled to receive after the happening of such reclassification, consolidation, merger, sale or conveyance had such Warrant been exercised immediately prior to such event. Such agreement shall provide for terms as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The provisions of this Section 8 shall similarly apply to successive reclassifications, consolidations, mergers, sales or conveyances.

        SECTION 9. TERMINATION OF RESTRICTIONS. The restrictions imposed by
Section 2.2 hereof upon the transferability of any Warrant Shares shall cease and terminate as to any Warrant Shares (a) when such securities shall have been effectively registered under the Act and disposed of in accordance with the registration statement covering such securities, or (b) when, in the opinions of both counsel for the Holder and counsel for the Company, such restrictions are no longer required in order to insure compliance with the Act. Whenever such restrictions shall terminate as to any Warrant Shares the Holder shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a legend as to restrictions on transfer.

        SECTION 10. NOTICES TO HOLDER. If at any time prior to the expiration of this Warrant and prior to its exercise, any of the following events shall occur:

               (a) the Company shall declare any dividend payable in any securities upon its stock or make any distribution to the holders of its stock; or

               (b) the Company shall offer to the holders of its stock any additional stock or securities convertible into stock or any right to subscribe thereto; or

               (c) a reclassification, consolidation, merger or sale or all or substantially all of the Company's property, assets and business as an entirety or a dissolution, liquidation or winding up of the Company shall be proposed;

               then in any one or more of such events, the Company shall give notice in writing of such event to the Holder at least 20 days prior to the date fixed as a record date for the determination of the shareholders entitled to such dividend, distribution or subscription rights, or for the determination of shareholders entitled to vote on such proposed reclassification, consolidation, merger, sale, dissolution, liquidation or winding up. Such notice shall specify such record date.

        SECTION 11. Representations and Warranties.

        11.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Holder as follows:


               (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full power and lawful authority to carry on its business;

               (b) The Company has the full corporate power to execute, deliver and issue this Warrant and to carry out its obligations hereunder; the execution, delivery and issuance of this Warrant, and delivery and issuance of Warrant Shares upon exercise of this Warrant, have been duly and validly authorized by the Board of Directors of the Company; no other corporate acts or proceedings on the part of the Company are necessary to authorize this Warrant or the Warrant Shares; and this Warrant constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms;

               (c) The Warrant Shares will, when issued pursuant to this Warrant, be duly authorized and validly issued, fully paid and nonassessable, and not subject to preemptive rights;

               (d) No consent or approval by, or filing with, any governmental authority is required in connection with the execution, delivery and issuance by the Company of this Warrant or the delivery and issuance of the Warrant Shares other than such as have been obtained or made (or as may be required in the future under applicable securities laws in connection with the transfer or exercise of this Warrant or the resale of the Warrant Shares); and

               (e) The execution, delivery, issuance of this Warrant and the delivery and issuance of the Warrant Shares will not result in the violation of any term or provision of the charter or by-laws of the Company or any loan agreement, indenture, note or other instrument, or decree, order, statute, rule or regulation applicable to the Company.

        11.2. Representations and Warranties of the Holder. The Holder hereby represents and warrants that:

               (a) It is acquiring this Warrant, for its own account and not with a view to, or for sale in connection with, any distribution of the Warrant.

               (b) As of the date of exercise of any portion of this Warrant, it is acquiring the Warrant Shares, for its own account and not with a view to, or for sale in connection with, any distribution of such Warrant Shares, unless it is exercising this Warrant in connection with a public offering of the related Warrant Shares.

        SECTION 12. NOTICES. Any notice pursuant to this Warrant by the Company or by the Holder shall be in writing and shall be mailed first class, postage prepaid, or delivered (a) to the Company, at its principal office at 2855 East Cottonwood Parkway, Suite 500, Salt Lake City, Utah 84121 or (b) to the Holder, to ContiTrade Services, L.L.C., 277 Park Avenue, New York, N.Y. 10172,
Attention: Chief Counsel. Either party may from time to time change the address to which notices to it are to be delivered or mailed under this Warrant by notice in writing to the other party.

        SECTION 13. MISCELLANEOUS.

        13.1. MAINTENANCE OF EXISTENCE OF THE COMPANY. The Company will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its formation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Warrant and to perform its duties under this Warrant.

        13.2. COSTS. All costs and expenses incurred in connection with the transfer of the Common Stock of the Company to the Holder, including any legal expenses in connection with the enforcement of the Holder's rights hereunder, shall be borne by the Company.

        13.3. PROTECTION OF CONFIDENTIAL INFORMATION. The Holder and the
Company shall keep confidential and shall not divulge to any party, without each other's prior written consent, any of the terms of this Warrant, except to the extent that it is appropriate for the parties hereto to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or pursuant to any applicable law, rule or regulation of a governmental authority or agency.

        13.4. ENTIRE WARRANT. This Warrant, including the Exhibits hereto, contains the entire agreement of the parties with respect to the subject matter hereto, and supersedes all prior agreements between them, whether oral or written, of any nature whatsoever with respect to the subject matter hereof.


        13.5. SEVERABILITY CLAUSE. Any part or provision of this Warrant that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part or provision of this Warrant that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law that prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part or provision of this Warrant shall deprive the Holder of the economic benefit intended to be conferred by this Warrant, the Company and the Holder shall negotiate, in good-faith, to develop a structure, the economic effect of which is as close as possible to the economic effect of this Warrant, without regard to such invalidity.

        13.6. GOVERNING LAW; CONSENT TO FORUM; IMMUNITIES. This Warrant has been negotiated, executed and delivered at and shall be deemed to have been made in New York, New York. This Warrant shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of laws rules therein. The Company hereby consents and agrees that the Supreme Court of New York County, New York or, at the Holder's option, the United States District Court for the Southern District of New York, shall have exclusive jurisdiction to hear and determine any claims or disputes pertaining to this Warrant or to any matter arising out of or related to this Warrant. The Company expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and hereby waives any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consents to the granting for such legal or equitable relief as is deemed appropriate by such court. The Company irrevocably consents to the service of process by registered or certified mail, postage prepaid, to it at its address given pursuant to Section 12 hereof. Nothing in this Warrant shall be deemed or operate to affect the right of the Holder to serve legal process in any other manner permitted by law, or to preclude the enforcement by the Holder of any judgement or order obtained in such forum or the taking of any action under this Warrant to enforce same in any other appropriate forum or jurisdiction.

              To the extent that the Company has or may hereafter acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgement, attachment in aid of execution, execution or otherwise) with respect to the Company or the Company's property, the Company hereby irrevocably waives such immunity in respect of their respective obligations under this Warrant.

        13.7. WAIVER OF TRIAL BY JURY. Each party hereto waives the right to trial by jury in any action, suit, proceeding or counterclaim of any kind arising out of or related to this Warrant. In the event of litigation, this Warrant may be filed as a written consent to a trial by the court.

        13.8. FURTHER AGREEMENTS. The Company agrees to execute and deliver to the Holder such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Warrant.

        13.9 . AMENDMENT; WAIVERS. This Warrant may be amended from time to time only by written agreement of the Company and the Holder. No failure on the part of the Holder to exercise, and no delay in exercising, any right, power, or remedy under this Warrant shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Warrant preclude any other or further exercise thereof or the exercise of any other right. No term or provision of this Warrant may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

        13.10. THIRD-PARTY RIGHTS; ASSIGNMENT. This Warrant is for the exclusive benefit of the Holder and its successors and assigns and shall not be deemed to give any legal or equitable right to any other person. Unless otherwise agreed to by the Company, this Warrant may only be assigned by the Holder to its Affiliates.

        13.11. REPRODUCTION OF DOCUMENTS. This Warrant and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

        13.12. ADVICE FROM INDEPENDENT COUNSEL. The parties hereto understand that this Warrant is a legally binding agreement that may affect such party's rights. Each party represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Warrant and that it is satisfied with its legal counsel and the advice received from it.

        13.13. NO AGENCY; NO PARTNERSHIP; NO JOINT VENTURE. Neither the Holder nor the Company are the agent or representative of the other, and nothing in this Warrant shall be construed to make either the Holder or the Company liable to any third party for services performed by such third party or for debts or claims accruing to such third party against either the Holder or the Company. Nothing contained herein nor the acts of the Company and the Holder shall be construed to create a partnership, agency or joint venture between the Holder and the Company.

        13.14. JUDICIAL INTERPRETATION. Should any provision of this Warrant require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that both the Company and the Holder have participated in the preparation of this Warrant.

        13.15. SUMMARY JUDGMENT. The Company hereby acknowledges and agrees that any enforcement action relating to this Warrant or any Warrant Shares may be brought by motion for summary judgment in lieu of a complaint pursuant to
Section 3212 of the New York Civil Practice Law and Rules.

        SECTION 14. RULES OF INTERPRETATION. Except as otherwise expressly provided in this Warrant, the following rules shall apply hereto: (a) the singular includes the plural and the plural includes the singular; (b) "or" is not exclusive and "include" and "including" are not limiting; (c) a reference to any agreement or other contract includes permitted supplements, amendments and other modifications; (d) a reference to a law includes any amendment or modification of such law and the rules or regulations issued thereunder; (e) a reference to a party includes its permitted successors and assigns in the applicable capacity; (f) a reference in this Warrant to a Section, clause, recital or Exhibit is to the Section, clause, recital or Exhibit of this Warrant unless otherwise expressly provided; (g) words such as "hereunder", "hereto", "hereof", and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of this Warrant and not to any particular Section or clause hereof;
(h) all obligations under this Warrant are continuing obligations throughout the term of this Warrant; (i) any right in this Warrant may be exercised at any time and from time to time; (j) the headings of the Sections and the Subsections are for convenience and shall not affect the meaning of this Warrant; and (k) time is of the essence in performing all obligations.

               IN WITNESS WHEREOF, the undersigned have executed this Warrant as of the 31st day of December, 1997.





                                      CMG FUNDING CORP.





                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:




                                      Attest:
                                            ------------------------------------
                                      Name:
                                      Title:

                                   ASSIGNMENT

                 [To be signed only upon assignment of Warrant]

      FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto


                (Name of Assignee Must be Printed or Typewritten)



                                (Street Address)




                           (City, State and Zip Code)


the within Warrant [or if partial assignment is being made, indicate percentage], irrevocably constituting and appointing
_____________________________________ Attorney to transfer such Warrant on the books of the Company, with full power of substitution in the premises.

DATED: ____________  ,  ____




                         Signature of Registered Holder

                                   EXHIBIT "A"

                    (To be executed only upon partial or full
                         exercise of the within Warrant)

        The undersigned registered Holder of the within Warrant hereby irrevocably exercises the within Warrant for and purchases shares of Common Stock of CMG Funding Corp., and herewith makes payment therefor in the amount specified below, all at the price and on the terms and conditions specified in the within Warrant and requests that a certificate (or certificates in denominations of shares) for the shares of Common Stock of CMG Funding Corp, hereby purchased be issued in the name of and delivered to [CHOOSE ONE] (a) _____________________ (the undersigned) or (b) ________________, whose address is _________________________________________________________ and, if such shares of Common Stock shall not include all the shares of Common Stock issuable as provided in the within Warrant, that a new Warrant of like tenor for the number of shares of Common Stock of CMG Funding Corp., not being purchased hereunder be issued in the name of and delivered to [CHOOSE ONE] (a) _____________________ (the undersigned) or (b) _____________________, whose address is
___________________________________________________________ .

               Percentage of equity of CMG Funding Corp. (on a fully diluted
basis)                           _____%


               Exercise Price: $1

Dated:  ____________, ____



                                    --------------------------------------------


                                    --------------------------------------------

                                    By:
                                       -----------------------------------------
                                           (Signature of Registered Holder)

                                    Title:
                                          --------------------------------------

NOTICE: The signature to this Notice of Exercise must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.


                                       A-1